EXHIBIT 5.1
                                PERKINS COIE LLP
          1201 Third Avenue, 48th Floor, Seattle, Washington 98101-3099
                 Telephone: 206 583-8888 Facsimile: 206 583-8500

                               September 28, 2001

Emeritus  Corporation
3131  Elliott  Avenue,  Suite  500
Seattle,  Washington  98121

     Re:     Registration  Statement  on  Form  S-8

Ladies  and  Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to up to 600,000 shares of common stock, par value $0.0001 (the "Shares"), as may be issued as follows:
400,000 shares pursuant to the Emeritus Corporation Amended and Restated 1995 Stock Incentive Plan; and 200,000 Shares issued pursuant to the Emeritus Corporation Amended 1998 Employee Stock Purchase Plan (the "Plans").

We have examined the Registration Statement and such documents and records of Emeritus Corporation and other documents as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by Emeritus Corporation of certificates representing the Shares and the registration by its registrar of such Shares and the sale thereof by Emeritus Corporation in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very  truly  yours,

/s/  PERKINS  COIE  LLP

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